UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2025

Lipella Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	005-93847	20-2388040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 Susquehanna St., Suite 505 Pittsburgh, PA	15208
(Address of registrant’s principal executive office)	(Zip code)

Registrant’s telephone number, including area code: (412) 894-1853

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LIPO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 8.01	Other Events.

As previously disclosed in a Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on January 13, 2025 , Lipella Pharmaceuticals Inc. (the “Company”) received a decision (the “January Letter”) from the Nasdaq Hearings Panel (the “Panel”) of The Nasdaq Stock Market LLC (“Nasdaq”) on January 10, 2025 granting the Company’s request for continued listing on the Nasdaq Capital Market, subject to the Company demonstrating compliance with Nasdaq Listing Rule 5550(b)(1) (the “Stockholders’ Equity Requirement”), including the achievement of interim milestones.

As previously disclosed in Current Reports on Form 8-K filed by the Company with the SEC on December 30, 2024, January 6, 2025, March 3, 2025, March 11, 2025 and March 18, 2025, the Company sold and issued over multiple closings in a private placement offering (the “Offering”) to certain investors an aggregate of 72,000 shares of the Company’s Series B non-voting convertible preferred stock, par value $0.0001 per share (the “Series B Preferred Stock”), with Spartan Capital Securities, LLC providing placement agent and consulting services in connection therewith. The final closing of the Offering occurred on March 12, 2025. The Company received aggregate net proceeds of approximately $5.9 million in connection with the Offering, after deducting placement agent fees and expenses.

As previously disclosed in the Current Report on Form 8-K filed by the Company with the SEC on March 18, 2025, the Company issued and sold in a subsequent private placement offering that occurred on March 17, 2025 (the “Subsequent Offering”) warrants to purchase up to 72,000 shares of Series B Preferred Stock (the “Warrants”) to the same investors who participated in the Offering. The Warrants are exercisable for nine months for the purchase of shares of Series B Preferred Stock at $100 per share. The Company received aggregate gross proceeds of $9,000 in connection with the sale of the Warrants in the Subsequent Offering.

The Company reported total stockholders’ equity of approximately $1.9 million as of December 31, 2024 in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 27, 2025. After giving effect to the Offering and the Subsequent Offering, and taking into account anticipated losses through the date of this Current Report on Form 8-K (this “Form 8-K”), the Company believes that it regained compliance with the Stockholders’ Equity Requirement and that as of the date of this Form 8-K it remains in compliance with the Stockholders’ Equity Requirement.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities, or future events or conditions, including, but not limited to those related to compliance with the Stockholders’ Equity Requirement, which can be identified by terminology such as “may,” “will,” “expects,” “anticipates,” “aims,” “potential,” “future,” “intends,” “plans,” “believes,” “estimates,” “continue,” “likely to” and other similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are not historical facts and are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by its management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict, many of which are beyond the Company’s control, including risks related to the Company’s ability to maintain compliance with the Stockholders’ Equity Requirement and all other Nasdaq continued listing standards, the Company’s current liquidity position and the need to obtain additional financing to support ongoing operations, and other risks that may be included in the periodic reports and other filings that the Company files from time to time with the SEC. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this Form 8-K, except as required by applicable law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2025	Lipella Pharmaceuticals Inc.

	By:	/s/ Jonathan Kaufman
Name: Jonathan Kaufman Title: Chief Executive Officer

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